NORTH VALLEY
                                     BANCORP
                                [GRAPHIC OMITTED]


North Valley Bancorp Reports Net Income of $0.29 per Share

July 19, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $734 million in assets, today reported results for the three- and six- months ending June 30, 2004. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank, a division of NVB.

Performance Highlights:

o   Return on average equity 17.24% on a year-to-date basis
o   Loan totals grew at a 20% annual pace for the first six months of 2004
o Total deposits (excluding CD's) increased at a 15% annual pace on a year-to-date basis
o   Net interest margin expanded from 4.47% in Q1 2004 to 4.59% in Q2 2004
o   Non-interest expense down $289,000 or 4.2% in Q2 2004 compared to Q2 2003

Quarterly Results

         The Company reported net income for the three months ended June 30, 2004 of $1,982,000 or $0.29 per diluted share compared to $2,136,000 or $0.30 per diluted share for the same period in 2003. This represents a decrease in net income of $154,000 or 7.2% and is due mainly to gains on sales of loans of $868,000 recorded in the second quarter of 2003 compared to $4,000 for the same period in 2004. This was partially offset by net interest income, which increased by $346,000 or 5.0% in 2004, and non-interest expenses which decreased by $289,000 or 4.2%.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $346,000 or 5.0% for the three months ended June 30, 2004 compared to 2003. This was due to an increase in interest income of $223,000 in addition to a decrease in interest expense of $123,000. The increase in interest income was primarily due to an increase in average investment securities from $125,229,000 in the second quarter of 2003 to an average of $232,810,000 for the same period in 2004, an increase of $107,581,000 which drove investment income up $1,099,000 in the second quarter of 2004. The increase in average investment securities was funded with excess Fed funds, an increase in average deposits of $41,126,000, and an increase in borrowings of $26,023,000. Average yields on earning assets decreased 45 basis points and the average rate paid on interest-bearing liabilities decreased by 23 basis points which resulted in a decrease in the net interest margin of 25 basis points from the second quarter of 2003 to the same period in 2004. The decrease in yields was primarily due to average loan yields which decreased from 7.40% in the second quarter of 2003 to 6.60% for the same period in 2004. On a linked-quarter basis, the Company's net interest margin increased from 4.47% in the first quarter of 2004 to 4.59% in the second quarter primarily due to average loans increasing by $26,321,000 in the same time frame.

         On May 5, 2004, the Company issued $5.0mm in trust preferred securities in a pooled transaction with other commercial banks. The proceeds of the securities have been invested on a short-term basis and will provide the Company with additional flexibility in managing capital after the Yolo Community Bank acquisition closes.

         Noninterest income decreased to $2,250,000 for the three months ended June 30, 2004 compared to $3,154,000 for the same period in 2003. This represents a decrease of $904,000 or 28.7% and is due to gains recorded on sales of loans of $868,000 in the second quarter of 2003 compared to $4,000 in the same period in 2004. Service charges on deposits increased by $58,000 and other fees decreased $43,000 in 2004 compared to 2003. Earnings on cash surrender value of life insurance policies decreased from $329,000 in the second quarter of 2003 to $271,000 in 2004 due to lower earning rates.

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

         Noninterest expense totaled $6,660,000 for the three months ended June 30, 2004 compared to $6,949,000 for the same period in 2003 which is a decrease of $289,000 or 4.2%. Salaries and benefits increased by $107,000 or 3.2% due to salary merit increases partially offset by selective staff reductions which have taken place during the first six months of 2004. Equipment expense decreased from $611,000 in 2003 to $512,000 in 2004 primarily due to additional expenses recognized in 2003 associated with the Company's new core operating system immediately after the system conversion in late 2002. Other expenses decreased by $317,000 or 12.5% due to decreases in marketing, telecommunications, ATM and Online Banking expense and professional services.

Year-to-Date Results

         For the six months ended June 30, 2004, the Company reported net income of $4,056,000 or $0.59 per diluted share compared to $4,231,000 or $0.59 per diluted share for the same period in 2003. This represents a decrease in net income of $175,000 or 4.1%. Non-interest income decreased $1,163,000 in the six months ended June 30, 2004 compared to 2003 due primarily to gains on sales of loans and securities which totaled $1,202,000 in 2003 compared to $26,000 in 2004. Net interest income increased $280,000, or 2.0% in the six months ended June 30, 2004 compared to 2003 and non-interest expense decreased by $395,000 or 2.9% over the same period last year.

Credit Quality

         Non-Performing loans (defined here as non-accrual loans and loans 90 days or more past due and still accruing interest) increased $789,000 to $3,799,000 or 0.91% of total loans at June 30, 2004 from $3,010,000 or 0.79% of total loans at December 31, 2003. The increase is primarily the result of one credit relationship that has recently been restructured, is partially secured by real estate and an SBA guarantee, and at this time no specific risk of loss is identified. Of the $3,799,000 in non-performing loans as of June 30, 2004, $2,919,000 are secured by first deeds of trust on real property and the SBA guaranteed portion of total nonperforming loans was $1,303,000. All non-performing loans have workout plans implemented and no significant specific risk of loss is identified at this time. The allowance for loan and lease losses at June 30, 2004 was $6,177,000 or 1.48% of total loans compared to $6,493,000 or 1.71% of total loans at December 31, 2003. The ratio of net charge-offs to average loans outstanding for the six months ended June 30, 2004 was 0.15% compared to (0.02%) for the same period in 2003. The allowance for loan and lease losses as a percentage of nonperforming loans was 162.98% as of June 30, 2004 compared to 215.71% as of December 31, 2003.

Summary

         "Although our net earnings this quarter were relatively flat, we are encouraged by our second quarter results. Our loan growth momentum has continued as total loans have grown $37.3 million in the first six months of this year. In addition, our cost control efforts have been quite successful as evidenced by our three- and six-month results. Our goal in 2004 relative to the income statement has been to replace income from gains on mortgage sales (in 2003) with growth in net interest income, fee income, and a reduction in noninterest expenses. We have been successful in growing net interest income and reducing expenses. Our pending merger with Yolo Community Bank will also provide us additional lending opportunities in the Greater Sacramento region, one of the fastest growing markets in the state," stated Mr. Cushman, President & CEO. "This merger will also allow North Valley Bancorp to utilize the excess capacity in our technology platform which was installed in November 2002 and provide a broader array of products and services to the customers of Yolo Community Bank," added Mr. Cushman.

         As previously announced, North Valley Bancorp and Woodland, California based Yolo Community Bank ("YCB"), entered into an Agreement and Plan of Reorganization and Merger on April 23, 2004, whereby YCB would become a wholly-owned subsidiary of North Valley Bancorp. Under the terms of the Agreement, YCB shareholders would receive $9.5 million in cash and 741,700 shares of North Valley Bancorp common stock in exchange for all of their Yolo shares. The Agreement was unanimously approved by the Boards of Directors of both companies. Consummation of the proposed transaction is subject to the approval of YCB shareholders and a special meeting of the shareholders has been scheduled for July 27, 2004, to vote on the proposal. A proxy statement/prospectus describing the material provisions of the transaction was mailed to the YCB shareholders on July 8, 2004, and interested persons may request copies by contacting John DiMichele, President of YCB, or Mike Cushman, President of North Valley Bancorp. Consummation of the proposed transaction is also subject to the receipt of all applicable regulatory approvals. On July 9, 2004, the California Commissioner of Financial Institutions approved the

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

application of North Valley Bancorp to acquire control of YCB. Similar applications have been filed and are currently pending with the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System. The transaction is still expected to close in the third quarter of 2004.

         North Valley Bancorp is a bank holding company headquartered in Redding, California. NVB operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its subsidiary bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                        or         Edward J. Czajka
President & Chief Executive Officer                  Executive Vice President &
(530) 226-2900    Fax: (530) 221-4877                   Chief Financial Officer

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                        For the six months ended June 30,

                                                           2004            2003          $ Change        % Change
                                                     -------------------------------------------------------------
INTEREST INCOME:
          Loans and leases including fees                $  6,745       $   7,465        $  (720)           -9.6%
     Investment Securities
          Taxable                                           1,754             902            852            94.5%
          Exempt from federal taxes                           561             314            247            78.7%
     Federal funds sold                                        15             171           (156)          -91.2%
                                                     -------------------------------------------------------------
            Total interest income                           9,075           8,852            223             2.5%

INTEREST EXPENSE:
          Deposits                                          1,087           1,398           (311)          -22.2%
          Subordinated debentures                             386             357             29             8.1%
          Other borrowings                                    348             189            159            84.1%
                                                     -------------------------------------------------------------
            Total interest expense                          1,821           1,944           (123)           -6.3%

Net Interest Income                                         7,254           6,908            346             5.0%
Provision for loan and lease losses                            --              --             --             0.0%
Net interest income after provision for loan
     and lease losses                                       7,254           6,908            346             5.0%

NONINTEREST INCOME:
          Service charges on deposit accounts               1,194           1,136             58             5.1%
          Other fees and charges                              564             607            (43)           -7.1%
          Earnings on cash surrender value of life
            Insurance policies                                271             329            (58)          -17.6%
          Gain on sale of loans                                 4             868           (864)            1.0%
          Gains on sales or calls of securities                14               5              9           180.0%
          Other                                               203             209             (6)           -2.9%
                                                     -------------------------------------------------------------
            Total noninterest income                        2,250           3,154           (904)          -28.7%

NONINTEREST EXPENSES:
          Salaries and employee benefits                    3,472           3,365            107             3.2%
          Occupancy expense                                   454             434             20             4.6%
          Furniture and equipment expense                     512             611            (99)          -16.2%
          Other                                             2,222           2,539           (317)          -12.5%
                                                     -------------------------------------------------------------
            Total noninterest expenses                      6,660           6,949           (289)           -4.2%

Income before Provision for Income Taxes                    2,844           3,113           (269)           -8.6%

Provision for Income Taxes                                    862             977           (115)          -11.8%

Net Income                                                $ 1,982        $  2,136      $    (154)           -7.2%
Earnings per Share:
            Basic                                         $  0.30        $   0.31      $   (0.01)           -3.2%
            Diluted                                       $  0.29        $   0.30      $   (0.01)           -3.4%

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                        For the six months ended June 30,

                                                        2004         2003       $ Change      % Change
                                                     --------------------------------------------------
INTEREST INCOME:
          Loans and leases including fees            $   13,238   $   15,149   $   (1,911)       -12.6%
     Investment Securities
          Taxable                                         3,637        1,948        1,689         86.7%
          Exempt from federal taxes                         968          668          300         44.9%
     Federal funds sold                                      78          279         (201)       -72.0%
                                                     --------------------------------------------------
            Total interest income                        17,921       18,044         (123)        -0.7%

INTEREST EXPENSE:
          Deposits                                        2,228        2,994         (766)       -25.6%
          Subordinated debentures                           740          613          127         20.7%
          Other borrowings                                  655          419          236         56.3%
                                                     --------------------------------------------------
            Total interest expense                        3,623        4,026         (403)       -10.0%

Net Interest Income                                      14,298       14,018          280          2.0%

Provision for loan and lease losses                          --           --           --          0.0%
Net interest income after provision for loan
     and lease losses                                    14,298       14,018          280          2.0%

NONINTEREST INCOME:
          Service charges on deposit accounts             2,566        2,426          140          5.8%
          Other fees and charges                          1,099        1,062           37          3.5%
          Earnings on cash surrender value of life
            insurance policies                              594          681          (87)       -12.8%
          Gain on sale of loans                               4        1,072       (1,068)         1.0%
          Gains on sales or calls of securities              22          156         (134)       -85.9%
          Other                                             426          477          (51)       -10.7%
                                                     --------------------------------------------------
            Total noninterest income                      4,711        5,874       (1,163)       -19.8%

NONINTEREST EXPENSES:
          Salaries and employee benefits                  6,893        6,677          216          3.2%
          Occupancy expense                                 884          836           48          5.7%
          Furniture and equipment expense                 1,084        1,360         (276)       -20.3%
          Other                                           4,389        4,772         (383)        -8.0%
                                                     --------------------------------------------------
            Total noninterest expenses                   13,250       13,645         (395)        -2.9%

Income before Provision for Income Taxes                  5,759        6,247         (488)        -7.8%

Provision for Income Taxes                                1,703        2,016         (313)       -15.5%

Net Income                                           $    4,056   $    4,231         (175)        -4.1%
Earnings per Share:
            Basic                                    $     0.62   $     0.62   $       --          0.0%
            Diluted                                  $     0.59   $     0.59   $       --          0.0%

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

                      North Valley Bancorp and Subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

                                                                               30-Jun-04     31-Dec-03     $ Change     % Change
                                                                              ---------------------------------------------------
ASSETS Cash and cash equivalents:
  Cash and due from banks                                                     $   35,718    $   28,013    $    7,705        27.5%
  Federal funds sold                                                              18,665        31,510       (12,845)      -40.8%
                                                                              ---------------------------------------------------
    Total cash and cash equivalents                                               54,383        59,523        (5,140)       -8.6%

Interest-bearing deposits in other financial                                         500           123           377       306.5%
  institutions
Investment securities:
  Available for sale, at fair value                                              212,427       191,045        21,382        11.2%
  Held to maturity, at amortized cost                                              1,455         1,455            --         0.0%

Loans and leases, net of allowance for loan and lease losses of
   $6,419 and $6,493 at June 30, 2004 and December 31, 2003                      409,988       372,660        37,328        10.0%
Premises and equipment, net                                                       12,683        12,699           (16)       -0.1%
FHLB & FRB Stock                                                                   3,310         2,991           319        10.7%
Other real estate owned                                                              465            --           465       100.0%
Core deposit intangibles, net                                                      2,019         2,272          (253)      -11.1%
Accrued interest receivable                                                        2,854         2,696           158         5.9%
Other assets                                                                      34,299        32,229         2,070         6.4%
                                                                              ---------------------------------------------------
TOTAL ASSETS                                                                  $  734,383    $  677,693    $   56,690         8.4%
                                                                              ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                                         $  135,954    $  118,678    $   17,276        14.6%
  Interest-bearing:
    Demand deposits                                                              167,670       159,123         8,547         5.4%
    Savings                                                                      163,273       157,106         6,167         3.9%
    Time certificates                                                            149,767       163,407       (13,640)       -8.3%
                                                                              ---------------------------------------------------
      Total deposits                                                             616,664       598,314        18,350         3.1%

Other borrowed funds                                                              42,263         9,459        32,804       346.8%
Accrued interest payable and other liabilities                                     7,199         7,371          (172)       -2.3%
Subordinated debentures                                                           21,651        16,496         5,155        31.3%
                                                                              ---------------------------------------------------
      Total liabilities                                                          687,777       631,640        56,137         8.9%
                                                                              ---------------------------------------------------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  6,527,435 and 6,488,073
  at June 30, 2004 and December 31, 2003                                          23,969        23,406           563         2.4%
Retained earnings                                                                 25,545        22,795         2,750        12.1%
Accumulated other comprehensive loss, net of tax                                  (2,908)         (148)       (2,760)     1864.9%
                                                                              ---------------------------------------------------
Total stockholders' equity                                                        46,606        46,053           553         1.2%

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                              $  734,383    $  677,693    $   56,690         8.4%
                                                                              ===================================================

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


                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios
                                                      For the six months ended June 30,
                                                      ---------------------------------
                                                          2004                 2003
                                                      ------------         ------------
Return on average assets                                      1.13%                1.28%
Return on average equity                                     17.24%               16.84%
Noninterest income to average assets                          1.31%                1.79%
Noninterest expense to average assets                         3.69%                4.15%
Net interest margin (taxable-equivalent)                      4.60%                4.96%
Average equity to average assets                              6.56%                7.60%

Allowance for Loan and Lease Losses

Balance beginning of year                             $      6,493         $      6,723
Provision for loan and lease losses                             --                   --
Net charge offs (recoveries)                                   316                 (155)
                                                      ------------         ------------
Balance end of period                                 $      6,177         $      6,878


                                                        For the quarter ended June 30,
                                                      ---------------------------------
                                                          2004                 2003
                                                      ------------         ------------
Return on average assets                                      1.09%                1.29%
Return on average equity                                     16.83%               17.06%
Noninterest income to average assets                          1.23%                1.92%
Noninterest expense to average assets                         3.65%                4.22%
Net interest margin (taxable-equivalent)                      4.60%                4.84%
Average equity to average assets                              6.46%                7.58%

NON-PERFORMING ASSETS:

                                                        June 30,           December 31,
                                                          2004                 2003
                                                      ------------         ------------
Total nonaccrual loans                                $        979         $      1,615
Loans 90 days past due and still accruing                    2,811                1,395
                                                      ------------         ------------

Total nonperforming loans                             $      3,790         $      3,010
Other real estate owned                                        465                   --
                                                      ------------         ------------
Total nonperforming assets                            $      4,255         $      3,010

Nonaccrual loans to total gross loans and leases              0.24%                0.43%
Nonperforming loans to total gross loans and leases           0.91%                0.79%
Total nonperforming assets to total assets                    0.58%                0.44%
Allowance for loan and lease losses to
nonperforming loans and leases                              162.98%              215.71%
Allowance for loan and lease losses to total gross
loans and leases                                              1.48%                1.71%
Allowance for loan and lease losses to
nonperforming assets                                        145.17%              215.71%

Total Gross Loans                                          416,165              379,153
Total Assets                                               734,383              677,693
Average Loans Outstanding (ytd)                            397,223              399,217
Average Assets (ytd)                                       721,852              671,356
Average Equity (ytd)                                        47,325               47,831

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